As filed with the Securities and Exchange Commission on March 24, 2011
Registration No. 333-172314

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

ENERGY SERVICES OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

_______________

Delaware	6770	20-4606266
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

2450 First Avenue, Huntington, West Virginia 25703
(304) 528-2791
(Address, including zip code, telephone number,
including area code, of registrant’s principal executive offices)
_______________

Marshall T. Reynolds
Chairman of the Board and
Chief Executive Officer
Energy Services of America Corporation
2450 First Avenue, Huntington, West Virginia  25703
(304) 528-2791
(304) 528-2762-Facsimile
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:

Alan Schick, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W.
Suite 780
Washington, D.C. 20015
(202) 274-2000
(202) 362-2902 Facsimile

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. 

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer                                                                          Accelerated filer                                                       
Non-accelerated filer                                                                            Smaller reporting company                                    ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per security		Proposed maximum aggregate offering price		Amount of registration fee
Warrants	3,076,923 warrants	(1)	$0.42	(4)	1,292,308	(4)	150
Common Stock, $0.0001 par value per share	3,076,923 shares	(2)(3)	$5.00	(5)	$15,384,615	(5)	$1,787
Total					$16,676,923		$1,937

(1)	Represents warrants issued in a private placement to certain insiders of the Registrant in August, 2006 prior to the offering on the Registrant’s Registration Statement No. 333-133111.
(2)
Represents shares of common stock issuable upon the exercise of warrants issued in a private placement to certain insiders of the Registrant in August, 2006 prior to the offering on the Registrant’s Registration Statement No. 333-133111.

(3)
In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average high and low sales prices of the warrants on the Nasdaq Global Market on March 21, 2011.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the exercise price of the warrants that the shares of common stock underlie.

(6)	A registration fee of $1787 was paid with the initial filing of this registration statement. The registration fee was calculated in accordance with Rule 457(c) under the Securities Act.

Pursuant to Rule 429, this registration statement contains a combined prospectus that covers 18,550,000 shares of Common Stock, 450,000 Units and 900,000 Warrants registered on the Registrant’s Registration Statement No. 333-133111, as more specifically set forth below, in addition to the 3,076,923 shares of Common Stock being registered hereunder as set forth above.

Title of each class of securities registered on Registration Statement No. 333-133111	Amount registered on Registration Statement No. 333-133111
Common Stock, $0.0001 par value per share	17,200,000 shares (1)(2)
Common Stock, $0.0001 par value per share	1,626,286 (1)(5)
Common Stock, $0.0001 par value per share	450,000 shares (1)(3)
Common Stock, $0.0001 par value per share	900,000 shares (1)(4)
Warrants Included as Part of the IPO Units	3,252,572 (1)(6)
Units Underlying Unit Purchase Option (“UPO Units”)	450,000 Units (1)
Warrants Included as Part of the UPO Units	900,000 Warrants (1)

(1)
In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2)	Represents shares of common stock issuable upon exercise of the warrants included as part of the units registered on the Registrant’s Registration Statement No. 333-133111.
(3)	Represents shares of common stock included as part of the UPO Units.
(4)	Represents shares of common stock issuable upon exercise of the warrants included as part of the UPO Units.
(5)
Represents shares of common stock that underlie Units, each Unit consisting of one share of common stock, $0.0001 per share, and two warrants.  At the time of the Registrant’s initial public offering, 8,600,000 Units were offered and sold.  As of March 21, 2011, holders of 6,973,714 Units had separated their Units into shares of common stock and warrants, resulting in a balance of 1,626,286 Units outstanding, including a total of 1,626,286 shares of common stock.

(6)
Represents warrants that underlie Units, each Unit consisting of one share of common stock, $0.0001 per share, and two warrants.  At the time of the Registrant’s initial public offering, 8,600,000 Units were offered and sold.  As of March 21, 2011, holders of 6,973,714 Units had separated their Units into shares of common stock and warrants, resulting in a balance of 1,626,286 Units outstanding, including of a total of 3,252,572 warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Energy Services of America Corporation

450,000 Units
6,329,495 Warrants
23,253,209 Shares of Common Stock

In our initial public offering on September 6, 2006, we sold 8,600,000 units (the “IPO Units”).  Each IPO Unit consisted of one share of our common stock, par value $0.0001 per share (“Common Stock”) and two warrants to purchase one share of our Common Stock at an exercise price of $5.00 per share (the “IPO Warrants”).  At the time of our initial public offering, we sold to Ferris, Baker Watts, Incorporated, who served as the representative of the underwriters in our initial public offering, an option (the “UPO”) to purchase 450,000 units (the “UPO Units”) at a price of $7.50 per UPO Unit.  Each UPO Unit consisted of one share of our Common Stock (the “UPO Common Stock”) and two warrants to purchase one share of our Common Stock at an exercise price of $6.25 per share (the “UPO Warrants”).  In connection with our initial public offering, on August 30, 2006, we sold 3,076,923 warrants to purchase one share of our Common Stock at an exercise price of $5.00 per share (the “Insider Warrants”) to certain insiders in a private placement.

This prospectus relates to the offering of three categories of our securities.  These are:

•	IPO Warrants, Common Stock Underlying IPO Warrants and IPO Units

The first category of securities that this prospectus relates to is 18,826,286 shares of our Common Stock and 3,252,572 IPO Warrants.  Of the 18,826,286 shares of Common Stock, 17,200,000 shares underlie IPO Warrants and 1,626,286 shares underlie IPO Units that have not been separated into shares of Common Stock and IPO Warrants as of the date of this prospectus.  All 3,252,572 of the IPO Warrants underlie IPO Units that have not been separated into shares of Common Stock and IPO Warrants as of the date of this prospectus.  Only the holders of the IPO Warrants may purchase from us shares of our Common Stock that are offered by this prospectus and that underlie the IPO Warrants.  Only the holders of the IPO Units may acquire the shares of our Common Stock and the IPO Warrants that are offered by this prospectus and that underlie the IPO Units.

•	Underwriter Unit Purchase Option, UPO Common Stock, UPO Warrants and Common Stock Underlying UPO Warrants

The second category of securities that this prospectus relates to is the UPO, 450,000 UPO Units that underlie the UPO, 450,000 shares of UPO Common Stock, 900,000 UPO Warrants and 900,000 shares of Common Stock that underlie the UPO Warrants.  The 450,000 shares of UPO Common Stock and the 900,000 UPO Warrants underlie the UPO Units, and the 900,000 additional shares of Common Stock underlie the UPO Warrants.    The UPO Common Stock and the UPO Warrants are issuable only upon the exercise of the UPO.  Only the holders of the UPO Units may receive the UPO Common Stock and the UPO Warrants, and only the holders of the UPO Warrants may receive the UPO Common Stock underlying the Units.

•	Resale of Insider Warrants and Common Stock by Selling Security Holders

The third category of securities that this prospectus relates to is 3,076,923 Insider Warrants that were purchased by certain insiders in a private placement on August 30, 2006 (the “Insider Warrants”) and 3,076,923 shares of Common Stock that underlie the Insider Warrants.  The Insider Warrants and the Common Stock underlying the Insider Warrants may be offered for sale from time to time by the selling security holders identified in this prospectus.  We will receive proceeds equal to the exercise price of the Insider Warrants upon exercise by the holders, but we will not receive any of the proceeds from the sale by the selling security holders of Insider Warrants or the Common Stock underlying the Insider Warrants that are offered by this prospectus.

The registration statement of which this prospectus forms a part also covers the UPO, the UPO Units, the UPO Common Stock, the UPO Warrants, the IPO Warrants, the Insider Warrants, and the shares of Common Stock underlying the Warrants.

In order to obtain shares of our Common Stock, holders of the IPO Warrants and the Insider Warrants must pay an exercise price of $5.00 per share.  If the IPO Warrants and the Insider Warrants are exercised, we would receive $101,384,615. In order to obtain the UPO Units, the holders of the UPO Units must pay an exercise price of $7.50 per Unit.  If the UPO is exercised, we would receive $3,375,000.  In order to obtain shares of UPO Common Stock underlying the UPO Warrants, the holders of the UPO Warrants (after the exercise of the UPO) must pay an exercise price of $6.25 per share.  If all of the UPO Warrants are subsequently exercised, we would receive an additional $5,625,000.  Our proceeds will be significantly reduced if the UPO is exercised on a cashless basis.  We do not know whether or when the holders of the UPO (and subsequently the holders of the UPO Warrants), or any of the holders of the IPO Warrants, the Insider Warrants or the IPO Units will exercise the UPO or any of their Warrants.

Our shares of Common Stock, Warrants and Units are currently traded on the NYSE Amex Equities under the symbols “ESA,” “ESA.WT” and “ESA.U,” respectively.  On March 21, 2011, the closing prices of our Common Stock, Warrants and Units were $3.95 per share, $0.38 per Warrant and $4.70 per Unit, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 to read about factors you should consider before buying shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March __, 2011

PROSPECTUS SUMMARY

The Company

Energy Services of America Corporation (“Energy Services” or “the Company”) was originally incorporated in 2006 as Energy Services Acquisition Corp. We were a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business.

On September 6, 2006, we completed our initial public offering of 8,600,000 units (the “IPO Units”). Each IPO Unit consisted of one share of our common stock and two warrants, each to purchase one share of our common stock at an exercise price of $5.00 per share (“IPO Warrants”).  In connection with our initial public offering, we also issued to the representative of the underwriters an option (the “UPO”) to purchase 450,000 units at an exercise price of $7.50 per Unit.  The UPO was subsequently assigned to a successor of the representative and six former employees of the representative.  Each UPO Unit consisted of one share of our common stock and two warrants, each to purchase one share of our common stock at an exercise price of $6.25 per share (“UPO Warrants”).  On August 30, 2006, certain insiders of the Company purchased 3,076,923 warrants to purchase one share of our common stock at an exercise price of $5.00 per share (“Insider Warrants”).  We refer to the UPO Warrants, the IPO Warrants and the Insider Warrants collectively as the “Warrants.”

We operated as a blank check company until August 15, 2008.  On August 15, 2008, we completed our acquisitions of ST Pipeline, Inc. for approximately $19.2 million in cash, and C.J. Hughes Construction Company, Inc. for approximately $17.0 million in cash and 2,964,763 shares of our common stock. Concurrently with these acquisitions, we changed our name to Energy Services of America Corporation.

Services

Each of ST Pipeline and C.J. Hughes are operated as a separate subsidiary of Energy Services.  ST Pipeline is engaged in the business of installing gas pipeline for oil and gas businesses.  C.J. Hughes is engaged in the business of constructing, replacing and repairing natural gas pipelines for utility companies and private natural gas companies.

Energy Services is a provider of contracting services to America’s energy providers, primarily the gas and electricity providers.  Our services include:

•	The installation, replacement and repairs of pipelines for the oil and natural gas industries;
•	General electrical services for both power companies and various other industrial applications;
•	The installation of water and sewer lines for various governmental agencies; and
•	Various other ancillary services related to the other services.

Energy Services operates primarily in the Mid-Atlantic region of the country though our projects can be across the nation.  Energy Services does not own or is not directly involved in the exploration, transportation or refinement of oil and natural gas nor any of the facilities used for transporting electricity.  We have established relationships with many of the leading companies in the industries we serve.

Our sales force is comprised of industry professionals with significant relevant sales experience who utilize industry contacts and available public data to determine how to most appropriately market our line of products and services.  We rely on direct contact between our sales force and our customers’ engineering and contracting departments in order to obtain new business.

A description of our business and operations is included in our definitive proxy statement filed with the SEC on July 2, 2010, our Annual Report on Form 10-K for the year ended September 30, 2010, filed with the SEC on December 21, 2010, and our Quarterly Report on Form 10-Q for the period ended December 31, 2010, filed with the SEC on February 14, 2011, all of which are incorporated herein by reference.

Corporate Information

Our principal executive offices are located at 100 Industrial Lane, Huntington, West Virginia 25702.  Our telephone number is (304) 399-6300.  Our internet address is www.energyservicesofamerica.com.  Information contained on, or that is accessible through, our website should not be considered to be part of this prospectus.

The Offering

Underwriter Purchase Option (“UPO”)
In connection with our initial public offering, we sold to Ferris, Baker Watts, Incorporated, the representative of the underwriters, an option (the “UPO”) to purchase 450,000 units at a purchase price of $7.50 per Unit (the “UPO Units”).  The UPO was subsequently assigned to RBC Dain Rauscher, Inc. and certain former employees of Ferris, Baker Watts, Incorporated.  The UPO Units consist of 450,000 shares of our Common Stock, par value $0.0001 per share (“UPO Common Stock”), and 900,000 Warrants to purchase one share of our Common Stock at an exercise price of $6.25 per share (“UPO Warrants”).  The UPO Common Stock and the UPO Warrants are issuable only upon the exercise of the UPO.  Only the holders of the UPO Units may receive the UPO Common Stock and the UPO Warrants.  Since the UPO Warrants allow for the purchase of one share of our Common Stock, this prospectus also relates to 900,000 shares of our Common Stock that underlie the UPO Warrants, for a total of 1,350,000 shares of Common Stock directly or indirectly underlying the UPO.

Units underlying UPO (“UPO Units”)	450,000 UPO Units, at $7.50 per UPO Unit, each consisting of: • One share of Common Stock; and • Two warrants each to purchase one share of Common Stock at $6.25 per share (“UPO Warrants”).
UPO Warrants	900,000 UPO Warrants
UPO Common Stock	450,000 shares of UPO Common Stock
Common Stock underlying UPO Warrants	900,000 shares of Common Stock
Units outstanding prior to the issuance of the UPO Units	1,626,286 Units(1)
Units outstanding after the offering of the UPO Units	2,076,286 Units
Warrants outstanding prior to the offering of the UPO Warrants	20,276,923 Warrants(2)
Warrants outstanding after the offering of the UPO Warrants	21,176,923 Warrants
Common stock outstanding prior to offering of UPO Common Stock and Common Stock underlying UPO Warrants	12,092,307 shares of Common Stock(3)
Common stock outstanding after offering of UPO Common Stock and Common Stock underlying UPO Warrants	13,442,307 shares of Common Stock(4)
Proceeds	$9,000,000(5)
Use of Proceeds	We intend to use all of the proceeds from the exercise of the UPO and the exercise of the UPO Warrants for general corporate purposes. See “Use of Proceeds. ”

(1)
In our initial public offering, we issued 8,600,000 IPO Units (not including the UPO Units).  As of March 21, 2011, holders of 6,973,714 IPO Units had separated their IPO Units into shares of Common Stock and IPO Warrants, resulting in a balance of 1,626,286 IPO Units outstanding.

(2)	Includes 3,076,923 Insider Warrants.
(3)
Includes 2,150,000 shares of Common Stock issued to certain insiders in connection with our organization and 2,964,763 shares of Common Stock issued to former shareholders of CJ Hughes Construction Company, Inc.  Excludes 1,622,456 shares of Common Stock converted into cash at the election of the holders in connection with the acquisitions of ST Pipeline, Inc. and CJ Hughes Construction Company, Inc.

(4)
Does not give effect to the exercise of the IPO Warrants or the Insider Warrants.  Exercise of the IPO Warrants and the Insider Warrants would result in the issuance of an additional 20,276,923 shares of Common Stock.

(5)
Consists of $3,375,000 in proceeds from the exercise of the UPO and $5,625,000 in proceeds from the subsequent exercise of the UPO Warrants.  Assumes an all cash exercise of the UPO.  Our proceeds would be significantly reduced if the UPO is exercised on a cashless basis.

Common Stock and Warrants UnderlyingIPO Units
In our initial public offering, we sold 8,600,000 units (the “IPO Units”), with each IPO Unit consisting of one share of our Common Stock and two Warrants to purchase shares of our Common Stock at an exercise price of $5.00 (the “IPO Warrants”).  A total  of 18,826,286 shares of our Common Stock, which includes 17,200,000 shares of Common Stock underlying IPO Warrants and 1,626,286 shares of Common Stock underlying IPO Units originally issued in our initial public offering that have not been separated into shares of Common Stock and Warrants are offered by this prospectus.   The 17,200,000 IPO Warrants include 3,252,572 IPO Warrants underlying IPO Units that have not been separated into shares of Common Stock and Warrants that are also offered by this prospectus.  Only the holders of the IPO Warrants may purchase from us shares of our Common Stock that are offered by this prospectus and that underlie the IPO Warrants.  Only the holders of the IPO Units may acquire the shares of our Common Stock that are offered by this prospectus and that underlie the IPO Units.

Common Stock underlying IPO Warrants	17,200,000 shares of Common Stock
Common Stock underlying outstanding IPO Units	1,626,286 shares of Common Stock(1)
Common Stock outstanding prior to offering of Common Stock underlying IPO Warrantsand Units	12,092,307 shares of Common Stock(2)
Common Stock outstanding after offering of Common Stock underlying IPO Warrants, Insider Warrants and Units	29,292,307 shares of Common Stock, assuming the exercise of all of the Warrants(3)
Proceeds	$86,000,000(4)
Use of Proceeds	We intend to use all of the proceeds from the exercise of the IPO Warrants for general corporate purposes. See “Use of Proceeds.”

(1)
In our initial public offering, we sold 8,600,000 IPO Units (not including the UPO Units).  As of March 21, 2011, holders of 6,973,714 IPO Units had separated their IPO Units into shares of Common Stock and IPO Warrants, resulting in a balance of 1,626,286 IPO Units outstanding.

(2)
Includes 2,150,000 shares of Common Stock issued to certain insiders in connection with our organization and 2,964,763 shares of Common Stock issued to former shareholders of CJ Hughes Construction Company, Inc.  Excludes 1,622,456 shares of Common Stock converted into cash at the election of the holders in connection with the acquisitions of ST Pipeline, Inc. and CJ Hughes Construction Company, Inc.

(3)
Does not give effect to the issuance of 450,000 shares of UPO Common Stock issuable upon exercise of the UPO, the issuance of an additional 900,000 shares of Common Stock issuable upon the subsequent exercise of the UPO Warrants, or the issuance of 3,076,923 shares of Common Stock issuable upon the exercise of the Insider Warrants.  If the UPO is exercised, there would be 29,742,307 shares of Common Stock outstanding.  If the UPO Warrants are also exercised, there would be 30,642,307 shares of Common Stock outstanding.  If the Insider Warrants are also exercised, there would be 33,791,230 shares of Common Stock outstanding.

(4)
Does not give effect to the exercise of the UPO, the exercise of the UPO Warrants or the exercise of the Insider Warrants.  If the UPO is exercised, we would receive an additional $3,375,000 in proceeds from the exercise of the UPO (assuming the UPO is not exercised on a cashless basis).  If the UPO Warrants are subsequently exercised, we would receive an additional $5,625,000 in proceeds from the exercise of the UPO Warrants.  If the Insider Warrants are exercised, we would receive an additional $15,384,615.

Resale of Insider Warrants and Common Stock by Selling Security Holders
A total of 3,076,923 Warrants to purchase shares of our Common Stock at an exercise price of $5.00 per share that were purchased by certain insiders in a private placement that occurred prior to our initial public offering (the “Insider Warrants”) and 3,076,923 shares of our Common Stock underlying the Insider Warrants are offered by the selling security holders identified in this prospectus.  Only the holders of the Insider Warrants may purchase from us shares of our Common Stock that underlie the Insider Warrants.  The Insider Warrants and the shares of Common Stock underlying the Insider Warrants are offered for sale by the selling security holders identified in this prospectus, and not by us.  We will not receive any proceeds from the sale by the selling security holders of the Insider Warrants or the shares of Common Stock underlying the Insider Warrants.  We will only receive the proceeds from the exercise of the Insider Warrants, in an amount equal to the exercise price of the Insider Warrants, whether such exercise is effected by the insiders who originally purchased the Insider Warrants or by subsequent purchasers.

Insider Warrants	3,076,923 Warrants
Common Stock underlying outstanding Insider Warrants	3,076,923 shares of Common Stock
Warrants outstanding prior to offering of Insider Warrants	20,276,923 Warrants(1)
Warrants outstanding after the offering of Insider Warrants	20,276,923 Warrants(1)
Common Stock outstanding prior to offering of Common Stock underlying Insider Warrants	12,092,307 shares of Common Stock(2)
Common Stock outstanding after offering of Common Stock underlying Insider Warrants	15,169,230 shares of Common Stock, assuming the exercise of all of the Insider Warrants(3)
Proceeds	$15,384,615(4)
Use of Proceeds
We will not receive any proceeds from the offer and sale by the selling security holders of the Insider Warrants or the Common Stock underlying the Insider Warrants.  We intend to use all of the proceeds from the exercise of the Insider Warrants for general corporate purposes.  See “Use of Proceeds.”

(1)	All 17,200,000 IPO Warrants and all 3,076,923 Insider Warrants are deemed to be outstanding. Does not include 900,000 UPO Warrants underlying the UPO.
(2)
Includes 2,150,000 shares of Common Stock issued to certain insiders in connection with our organization and 2,964,763 shares of Common Stock issued to former shareholders of CJ Hughes Construction Company, Inc.  Excludes 1,622,456 shares of Common Stock converted into cash at the election of the holders in connection with the acquisitions of ST Pipeline, Inc. and CJ Hughes Construction Company, Inc.

(3)
Does not give effect to the issuance of 450,000 shares of UPO Common Stock issuable upon exercise of the UPO, the issuance of an additional 900,000 shares of Common Stock issuable upon the subsequent exercise of the UPO Warrants, or the issuance of 17,200,000 shares of Common Stock issuable upon the exercise of the IPO Warrants.  If the UPO is exercised, there would be 15,619,230 shares of Common Stock outstanding.  If the UPO Warrants are also exercised, there would be 16,519,230 shares of Common Stock outstanding.  If all of the IPO Warrants are also exercised, there would be 33,719,230 shares of Common Stock outstanding.

(4)
Includes only the proceeds from the exercise of the Insider Warrants.  We will not receive any proceeds from the sale by the selling security holders of the Insider Warrants or any of the shares of Common Stock underlying the Insider Warrants.  Does not give effect to the exercise of the UPO, the issuance of the UPO Common Stock, the exercise of the UPO Warrants or the exercise of the IPO Warrants.  If the UPO is exercised, we would receive an additional $3,375,000 in proceeds from the exercise of the UPO (assuming the UPO is not exercised on a cashless basis).  If the UPO Warrants are subsequently exercised, we would receive an additional $5,625,000 in proceeds from the exercise of the UPO Warrants.  If the Insider Warrants are exercised, we would receive an additional $86,000,000.

Listing

The Common Stock, the IPO Warrants and the Units are currently listed on the NYSE Amex Exchange under the symbols “ESA,” “ESA.WT” and “ESA.U,” respectively.

FORWARD-LOOKING STATEMENTS

             This prospectus includes statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  They use words such as “anticipate,” “estimate,” “project,” “forecast,” “may,” “will,” “should,” “could,” “expect,” “believe,” “intend” and other words of similar meaning.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The following factors, among others may cause actual results to differ materially from the expectations described by us in our forward-looking statements:

•	continued compliance with government regulations;

•	legislation or regulatory environments, requirements or changes affecting the businesses in which Energy Services is engaged;

•	Energy Services’ customer concentration;

•	labor and personnel relations;

•	credit or currency risks affecting Energy Services’ revenue and profitability;

•	changing interpretations of generally accepted accounting principals;

•	cost of raw materials and energy; and

•	general economic conditions.

All of the forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements or that are otherwise included in or incorporated by reference into this prospectus.  In addition, Energy Services does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or otherwise, except as required by applicable law and regulations.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in or incorporated by reference into this prospectus, before making a decision to invest in our securities.  The risks and uncertainties described below are not the only ones facing our company.  Additional risks and uncertainties not known to us or not described below also may impair our business operations.  If any of the following risks actually occur, our business financial condition and results of operations could be harmed and we may not be able to achieve our expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements” under Private Securities Litigation Reform Act of 1995.  These risk factors should be read in conjunction with the section entitled “Forward-Looking Statements.”

Risks Related to Our Business and Industry

Our operating results may vary significantly from quarter to quarter.

We typically experience lower volumes and lower margins during the winter months due to lower demand for our pipeline services and more difficult operating conditions.  Also, other items that can materially affect our quarterly results include:

•	Variations in the mix of our work in any particular quarter;

•	Unfavorable regional, national or global economic and market conditions;

•	A reduction in the demand for our services;

•	Changes in customer spending patterns;

•	Unanticipated increases in construction and design costs;

•	Timing and volume of work we perform;

•	Termination of existing agreements;

•	Losses experienced not covered by insurance;

•	Payment risks associated with customer financial condition;

•	Changes in bonding requirements of agreements;

•	Interest rate variations;

•	Changes in accounting pronouncements; and

•	Acquisitions and the integration of them and the costs associated with such integration.

Credit facilities to fund our operations and growth might not be available.

Our business relies heavily on having lines of credit in place to fund the various projects we are working on.  Should acceptable funding not be available, it could severely curtail our operations and the ability to generate profits.

Economic downturns and financial crisis can impact the level of volumes of our customers spending.

The severe recession that occurred in the U.S. during the 2008 and 2009 calendar years resulted in many of our customers, delaying, cancelling or modifying many projects in 2009 and 2010.   While the severity of the recession has moderated there can be no assurance that the recovery will include a large number of construction projects for the Company or that any recovery will be sustained.

An economic downturn in the industries we serve could lead to less demand for our services.

In addition to the effects of the economic recession there could be industry specific reductions in the industries that we serve.  If the demand for natural gas or electrical services drops dramatically, our financial condition and results of operations could be adversely affected.

Our business is substantially dependent on the level of capital expenditures in the oil and gas industry and lower capital expenditures will adversely affect our results of operations.

The demand for our services depends on the condition of the oil and gas industry and, in particular, on the capital expenditures of companies engaged in the production of oil and natural gas.  Capital expenditures by these companies are primarily influenced by three factors:

•	the oil and gas industry’s ability to economically justify placing discoveries of oil and gas reserves in production;

•	the oil and gas industry’s need to clear all structures from the lease once the oil and gas reserves have been depleted; and

•	weather events.

Historically, prices of oil and natural gas exploration, development and production have fluctuated substantially.  A sustained period of substantially reduced capital expenditures by oil and gas companies will result in continued decreased demand for our services, low margins, and possibly net losses.

Project delays or cancellations may result in additional costs to us, reductions in revenues or the payment of liquidated damages.

In certain circumstances, we guarantee project completion by a scheduled acceptance date or have achievement of certain acceptance and performance testing levels.  Failure to meet any of these requirements could result in additional costs or penalties which could exceed the expected project profits.

We may be unsuccessful at generating internal growth.

Our ability to generate internal growth will be affected by our ability to attract new customers, expand our relationships with existing customers, hire and maintain qualified employees, expand geographically, and adjust quickly to changes in our industry.

The slow economic recovery could significantly limit the number and size of projects that we have the opportunity to bid on.  Many of the factors that could limit our internal growth may be beyond our control and therefore limit our ability to grow.

Our industry is highly competitive.

Our industry has been and remains very competitive with competitors ranging from small owner operated companies to large public companies.  Within that group there may be companies with better access to financing or  lower overheads that therefore are able to price their services at lower levels than we can.   Accordingly, if that occurs, our volume levels could be severely limited.

Contracts for our services are generally awarded on a competitive bid basis, and price is a primary factor in determining who is awarded the project.  Customers also consider availability and capability of equipment, reputation, experience, and the safety record of the contender in awarding jobs.  During industry down cycles in particular, we may have to accept lower rates for its services or increased contractual liabilities which could result in lower profits or even losses.

We depend on significant customers.

We derive a significant amount of its revenues from a small number of customers.  The inability to perform services for a number of large existing customers, if not offset by contracts with new or other existing customers, could have a material adverse effect on our respective business and operations.

The type of contracts we obtain could adversely affect our business.

We enter into various types of contracts, some fixed price, some variable pricing.  On fixed price contracts our profits could be curtailed or eliminated by unanticipated pricing increases, poor productivity, and inaccurate estimates associated with the contract.

Our operations may not be able to generate sufficient cash flows to meet our debt service obligations.

Our ability to make payments on indebtedness it assumed in connection with the C.J. Hughes acquisition will depend on its ability to generate cash from our operations. These businesses may not generate sufficient cash flow from operations to enable it to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. The indebtedness we incurred under the credit facility bears interest at variable rates, and therefore if interest rates increase, our debt service requirements will increase. In such case, we may need to refinance or restructure all or a portion of its indebtedness on or before maturity. We may not be able to refinance any of our indebtedness, including the new credit facility, on commercially reasonable terms, or at all.  If we cannot service or refinance our indebtedness, we may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, any of which could have a material adverse effect on our operations and financial condition.  In addition, debt service payments limit funds available for other purposes, including expansion of our operations through acquisitions, funding future capital expenditures and the payment of dividends.

Changes by the government in laws regulating the industries we serve could reduce our volumes.

If the government enacts legislation that has serious impacts on the industries we serve, it could lead to the curtailment of any capital projects in those industries and therefore lead to lower volumes for our company.

Many of our contracts can be cancelled or delayed or may not be renewed upon completion.

If our customers should cancel or delay many projects, our revenues could be reduced if we are unable to replace these contracts with others.  Also, we have contracts that expire and are rebid periodically.   If we are unsuccessful in rebidding those contracts, that could curtail our revenue as well.

Our business requires a skilled labor force and if we are unable to attract and retain qualified employees, our ability to maintain our productivity could be impaired.

Our productivity depends upon our ability to employ and maintain skilled personnel to meet our requirements.   Should some of our key managers leave us, it could limit our productivity.  Also, many of our labor personnel are trades union members.  Should we encounter problems with the unions or there be a problem with enough available operators, welders, etc., it could curtail our production significantly.

Our operations depend substantially upon the ability to retain and attract project managers, project engineers and skilled construction workers such as welders, electricians, pipefitters, and equipment operators.  The demand for skilled workers in the gas pipeline construction replacement and repair industry is currently high, and the supply is limited.  As a result of the cyclical nature of the oil and gas industry as well as the physically demanding nature of the work, skilled workers may choose to pursue employment in other fields.  A significant increase in the wages paid or benefits offered by competing employers could result in a reduction in the skilled labor force, increases in employee costs, or both.  If either of these events occurs, our operations and results could be materially adversely affected.

We are dependent upon key management executives whose loss may adversely impact Energy Services’ business.

We depend on the expertise, experience and continued services of their management. The loss of management, or an inability to attract or retain other key individuals following the acquisitions, could materially adversely affect us. We will seek to compensate management, as well as other employees, through competitive salaries, bonuses and other incentive plans, but there can be no assurance that these programs will allow us to retain key management executives or hire new key employees.

Our backlog may not be realized.

Our backlog could be reduced due to cancellation of projects by customers and/or reductions in scope of the projects.  Should this occur, our anticipated revenues would be reduced unless we were able to replace those contracts.

We extend credit to customers for purchases of our services and therefore have risk that they may not be able to pay us.

While we have not had any significant problems with collections of accounts receivables historically, should there be an economic crisis that would result in our customers’ inability pay it could certainly curtail our operations and ability to operate.

Our financial condition could be impacted by goodwill impairment.

We are required annually under General Accepted Accounting Principals to test our goodwill for impairment.  Goodwill is the asset that represents the excess amount we pay for a business including liabilities assumed over the fair value of the tangible and intangible assets of the business we acquire.  We have recorded on our books at September 30, 2010 a total of $36,914,021 of goodwill.  We had the required testing done as of July 1, 2010 by an outside party and the findings were that the goodwill we have recorded was not impaired.   However, should the acquired companies experience downturns which would indicate a lesser value, future tests could indicate goodwill impairment which would result in a write down of the goodwill asset and a reduction in equity and therefore the book value of the Company.

We may incur liabilities or suffer negative financial or reputational impacts relating to occupational health and safety matters.

Our operations are subject to extensive laws and regulations relating to the maintenance of safe conditions in the workplace.  While we are constantly monitoring our health and safety programs, our industry involves a high degree of operating risk and there can be no assurance given that we will avoid significant liability exposure and/or be precluded from working for various customers due to high incident rates.   We believe we are taking the appropriate precautions in this area, but can not be certain of that.

Our dependence on suppliers, subcontractors and equipment manufacturers could expose us to risk of loss in our operations.

On certain projects, we rely on suppliers to obtain the necessary materials and subcontractors to perform portions of our services.  We also rely on equipment manufacturers to provide us with the equipment needed to conduct our operations.  Any limitations on availability of materials or equipment or failure to complete work on a timely basis by subcontractors in a quality fashion, could lead to added costs and therefore lower profitability for the Company.

During the ordinary course of business, we may become subject to lawsuits or indemnity claims, which could materially and adversely affect our business and results of operations.

From time to time, we may in the ordinary course of business be named as a defendant in lawsuits, claims and other legal proceedings. These actions may seek, among other things, compensation for alleged personal injury, worker’s compensation, employment discrimination, breach of contract, property damages, civil penalties and other losses of injunctive or declaratory relief.   Also, we often indemnify our customers for claims related to the services we provide and actions we take under our contract with them.  Because our services in certain instances may be integral to the operation and performance of our customer’s infrastructure, we may become subject to lawsuits or claims for any failure of the systems we work on.   While we insure against such claims, the outcomes of any of the lawsuits, claims or legal proceedings could result in significant costs and diversion of management’s attention to the business.  Payments of significant amounts, even if reserved, could adversely affect our reputation, liquidity and results of operations.

A portion of our business depends on our ability to provide surety bonds.  We may be unable to compete for our work on certain projects if we are not able to obtain the necessary surety bonds.

           Current or future market conditions, including losses in the construction industry or as a result of large corporate bankruptcies, as well as changes in our sureties’ assessment of our operating and financial risk, could cause our surety providers to decline to issue or renew, or substantially reduce the amount of bonds for our work and could increase our bonding costs.  These actions could be taken on short notice.  Since a growing number of our customers require such bonding, should our surety providers limit or eliminate our access to bonding, our performance could be negatively impacted if we were unable to replace the bonded business with work that does not require bonding or come up with other means of securing the jobs performance such as with letters of credit or cash.

Compliance with environmental and other governmental regulations could be costly and could negatively impact our operations.

Our operations are subject to and affected by various types of governmental regulations, including many federal, state and local environmental protection laws and regulations.  These laws and regulations are becoming increasingly complex and stringent, and compliance may become increasingly difficult and expensive.  We may be subject to significant fines and penalties for non-compliance, and some environmental laws impose joint and several “strict liability” for releases of oil and hazardous substances, regardless of whether we were negligent or at fault.  These laws and regulations may expose us to liability for the conduct of or conditions caused by others or for our acts that complied with all applicable laws at the time we performed the acts.  Liability relating to cleanup and remediation could be substantial and could exceed any insurance coverage we might have and result in a negative impact to our ability to operate.

Future acquisitions of businesses would subject us to additional business, operating and industry risks, the impact of which cannot presently be evaluated, and could adversely impact our capital structure.

We intend to pursue other acquisition opportunities in an effort to diversify our investments and/or grow our business lines. Any business that we acquire may cause us to be affected by numerous risks inherent in the acquired business’ operations. If we acquire a business in an industry characterized by a high level of risk, it may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that it will be able to properly ascertain or assess all of the significant risk factors.

In addition, the financing of any acquisition could adversely impact our capital structure as any such financing would likely include the issuance of additional equity securities and/or the borrowing of additional funds. The issuance of additional equity securities may significantly reduce the equity interest of our stockholders and/or adversely affect prevailing market prices for our common stock. Increasing our indebtedness could increase the risk of a default that would entitle the holder to declare all of such indebtedness due and payable and/or to seize any collateral securing the indebtedness. In addition, default under one debt instrument could in turn permit lenders under other debt instruments to declare borrowings outstanding under those other instruments to be due and payable pursuant to cross default clauses. Accordingly, the financing of future acquisitions could adversely impact our capital structure and the value of your equity interest.

Except as required by law or the rules of any securities exchange on which our securities might be listed at the time we seeks to consummate a subsequent acquisition, you will not be asked to vote on any such proposed acquisition and no redemption rights in connection with any such acquisition will exist.

Risks Associated with our Common Stock

If certain of our stockholders exercise their registration rights, such exercise may have an adverse effect on the market price of our common stock.

Our initial stockholders are entitled to demand, under certain circumstances, that we register the resale of their 2,150,000 shares of common stock so that they may resell such shares in the public market.  We have also granted registration rights to former stockholders of C.J. Hughes with respect to the 2,964,763 shares of Common Stock which we have issued to them.  If our initial stockholders and the former stockholders of C.J. Hughes exercise their registration rights with respect to all of their shares of common stock, those additional 5,114,763 shares of common stock will be eligible for trading in the public market.   These 5,114,763 shares represent 42.3% of the 12,092,307 shares of common stock which we had outstanding on March 21, 2011.  The presence of these additional numbers of outstanding or issuable shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our Common Stock.

Risks Associated with our Warrants

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the warrants issued as a part of the units in our initial public offering, during the entire period between the notice of redemption and the actual redemption date, we may redeem the warrants at any time after the warrants become exercisable, in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30-trading-day period ending three business days before the notice of redemption is sent. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Although we are required to (and intend to) use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants issued in its initial public offering at the time that the warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case the holders may not be able to exercise their warrants.

Holders of the warrants will be able to receive shares upon exercise of the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have agreed in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants to the extent required by federal securities laws, and we intend to comply with such agreement, we cannot give assurance that we will be able to do so. In addition, some states may not permit us to register the shares issuable upon exercise of the warrants for sale. Since we have no obligation to net cash settle the warrants in the absence of an effective registration statement, the value of the warrants will be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws. In light of the foregoing, the warrants may expire and become worthless.

USE OF PROCEEDS

UPO

If the UPO is exercised, we will receive gross proceeds of $3,375,000.  We intend to use the proceeds from the exercise of the UPO for general corporate purposes.  These purposes may include funding capital expenditures, working capital, repayment of debt, investments and possible acquisitions. There can be no assurance that the holders of the UPO will elect to exercise the UPO.  If all or a portion of the UPO is exercised on a cashless basis, we may receive minimal or zero proceeds from the issuance of the UPO Units.

Common Stock Underlying IPO Warrants, Insider Warrants, IPO Units and UPO Warrants

Assuming the exercise of all the Warrants, we will receive gross proceeds of $107,009,615. Of this total, $5,625,000 is attributable to the exercise of the UPO Warrants, which have a higher exercise price than the IPO Warrants and the Insider Warrants.  We intend to use the proceeds from the exercise of the Warrants for general corporate purposes.  These purposes may include funding capital expenditures, working capital, repayment of debt, investments and possible acquisitions. There can be no assurance that the holders of the Warrants will elect to exercise any or all of the warrants.

Resale of Insider Warrants and Common Stock by Selling Security Holders

We will not receive any proceeds from the sale by the selling security holders identified in this prospectus of the Insider Warrants or the Common Stock underlying the Insider Warrants.  Rather, all proceeds will be received by the selling security holders.  We will only receive the proceeds from the exercise of the Insider Warrants, in an amount equal to the exercise price of the Insider Warrants, whether such exercise is effected by the insiders who originally purchased the Insider Warrants or by subsequent purchasers.  See “—Common Stock Underlying IPO Warrants, Insider Warrants, IPO Units and UPO Warrants.”

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock offered hereby is determined by reference to the exercise price of the Warrants. The exercise price of the Warrants is $5.00 per share (except that the UPO Warrants have an exercise price of $6.25) and was determined at the time of the initial public offering.   The offering price of the Warrants offered hereby is determined by reference to the trading price of the Warrants on March 21, 2011, which was $0.38 per Warrant.

SELLING SECURITY HOLDERS

An aggregate of up to 3,076,923 Insider Warrants and 3,076,923 shares of our Common Stock underlying the Insider Warrants will be registered for resale by the selling security holders under this prospectus.  All of the Insider Warrants and the underlying shares of Common Stock were or will be issued by us pursuant to exemptions from registration under Section 4(2) of the Securities Act.

To the extent permitted by law, the selling security holders listed below may resell Insider Warrants or underlying shares of Common Stock pursuant to this prospectus. We have registered the sale of the Insider Warrants and underlying shares of Common Stock to permit the selling security holders and their respective permitted transferees or other successors in interest that receive their Insider Warrants or underlying shares of Common Stock from the selling security holders after the date of this prospectus to resell the shares.

The following table sets forth the name of the selling security holders, the number of shares of Common Stock beneficially owned by each of the selling security holders as of March 21, 2011, and the number of Insider Warrants and underlying shares of Common Stock being offered by the selling security holders.  The selling security holders may sell all, some or none of their shares in this offering.  All information with respect to share ownership has been furnished by the selling security holders, obtained from our transfer agent and/or obtained from certain beneficial ownership filings made by the selling security holders with the SEC.  The “Shares Beneficially Owned After the Offering” column assumes the sale of all Insider Warrants and underlying shares of Common Stock offered by this prospectus.

	Number of Shares Beneficially Owned Prior to the Offering		Number of Insider Warrants Being Offered	Number of Shares Being Offered (3)	Shares Beneficially Owned After the Offering
Name of Selling Security Holder	Number(1)	Percentage(2)			Number (3)	Percentage(2)
Marshall T. Reynolds	4,661,864	30.20%	2,692,303	2,692,303	1,969,561	13.00%
Jack M. Reynolds	506,924	4.17%	76,924	76,924	430,000	2.83%
Edsel R. Burns	861,414	7.08%	76,924	76,924	784,490	5.17%
Neal W. Scaggs	431,415	3.55%	76,924	76,924	354,491	2.37%
Joseph L. Williams	184,424	1.52%	76,924	76,924	107,500	0.71%
Douglas Reynolds	1,225,654	10.14%	76,924	76,924	1,148,730	7.57%
Total	7,871,695	65.10%	3,076,923	3,076,923	4,794,772	31.61%

(1)	Includes all Insider Warrants listed under “Number of Insider Warrants Being Offered.” The Insider Warrants are also being registered for resale, and will be freely tradable prior to exercise.
(2)
Based on 12,092,307 shares of our Common Stock outstanding as of March __, 2011 with respect to the ownership percentages prior to the offering and 15,169,230 shares of our Common Stock outstanding with respect to the ownership percentages after the offering. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock underlying warrants held by that person that are currently exercisable/convertible or exercisable/convertible within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership over which shares the named individuals effectively exercise sole or shared voting and instant power.

(3)
Assumes exercise of all Insider Warrants owned by the selling security holders and sale of all underlying shares of Common Stock issued to the selling security holders upon exercise of the Insider Warrants.  Assumes that the UPO is not exercised, the UPO Common Stock and the UPO Warrants are not issued, the UPO Warrants are not issued, and the IPO Warrants are not exercised.

The relationship of each of the selling shareholders with Energy Services is set forth below.

Marshall T. Reynolds has served as Chief Executive Officer and Chairman of the Board of Directors since our inception.  Mr. Reynolds is the father of Jack Reynolds and Douglas Reynolds.

Jack M. Reynolds served as President, Chief Financial Officer and a member of our Board of Directors from our inception until October 2008.  Mr. Reynolds continues as a member of the Board of Directors.  Mr. Reynolds is the son of Marshall Reynolds and the brother of Douglas Reynolds.

Edsel R. Burns has been a Director since our inception and is currently President of Energy Services.  Mr. Burns has been President and Chief Executive Officer of C.J. Hughes Construction Company, Inc. from September of 2002 to the present.

Neal W. Scaggs has been a Director since our inception.

Joseph L. Williams has been a Director since our inception.

Douglas Reynolds has been a Director since November 19, 2008 and is the son of Director Marshall T. Reynolds and brother of Jack M. Reynolds.

PLAN OF DISTRIBUTION

Underwriter Purchase Option, UPO Common Stock and UPO Warrants

We are registering 450,000 Units underlying the UPO, 450,000 shares of Common Stock and 900,000 UPO Warrants, which are included in such Units, and 900,000 shares of Common Stock underlying the UPO Warrants.   As a result, we are only offering the UPO Units, the UPO Common Stock, the UPO Warrants and the Common Stock underlying the UPO Warrants to the holders of the UPO.  We will bear all costs, expenses and fees in connection with the registration of the UPO Units, UPO Common Stock, UPO Warrants and the Common Stock underlying the UPO Warrants, which are offered in this prospectus. The holders of the UPO will bear any brokerage commissions and similar selling expenses that may result from their resale of any such Units, Warrants or shares of Common Stock.

The UPO Units offered by us through this prospectus will be issued upon surrender of the associated UPO certificate, completion of documentation to evidence the exercise of the UPO and payment of the exercise price of $7.50 per Unit in cash or by certified check or official bank check, to us, or compliance with the cashless exercise provisions of the Unit Purchase Option.  Upon proper exercise of the UPO, we will instruct our transfer agent, Continental Stock Transfer & Trust Company, to issue the Units underlying the exercised UPO in the names of the persons as directed by the holders of the UPO. The holders of the UPO may exercise all or any portion of the UPO at any time on or prior to 5:00 p.m., New York City time, on August 30, 2011.  Once issued to the holders of the UPO upon proper exercise of the UPO, the Units registered in the registration statement of which this prospectus forms a part will be freely tradeable in the hands of persons other than our affiliates.

Copies of this prospectus will be delivered to the record holders of the UPO promptly following the effective date of the registration statement of which this prospectus forms a part.  Any UPO holder who desires to purchase the UPO Units under this prospectus must properly exercise its UPO on or before August 30, 2011.

IPO Warrants and Common Stock Underlying IPO Warrants and IPO Units

We are registering an aggregate of 18,841,086 shares of Common Stock underlying each of the IPO Warrants and IPO Units.  Of these, 17,200,000 shares of Common Stock underlie IPO Warrants and 1,626,286 shares of Common Stock underlie IPO Units that have not been separated into shares of Common Stock and IPO Warrants.  We are also registering 3,252,572 IPO Warrants, all of which underlie IPO Units that have not been separated into shares of Common Stock and IPO Warrants.  A “Warrant Holder” may include persons who receive Warrants or shares of Common Stock from a Warrant Holder after the date of this prospectus.  We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock underlying each of the Warrants offered in this prospectus. The Warrant Holders will bear any brokerage commissions and similar selling expenses that may result from their resale of the shares of Common Stock offered in this prospectus.

The shares of Common Stock underlying the Warrants offered by us through this prospectus will be issued upon surrender of the associated warrant certificate, completion of documentation to evidence the exercise of the Warrant and payment of the exercise price of $5.00 per share ($6.25 per share in the case of the UPO Warrants) in cash, good certified check or good bank draft, to our warrant agent, Continental Stock Transfer & Trust Company. Upon proper exercise of a Warrant, our warrant agent will issue the shares of Common Stock underlying the exercised Warrant in the name of the person as directed by the Warrant Holder. The Warrant Holder may exercise all or any portion of a Warrant beginning after the date that the registration statement relating to this prospectus becomes effective and ending at 5:00 p.m. New York City time on August 29, 2011, unless earlier redeemed, or unless we extend the expiration date of the Warrants. Once issued to a Warrant Holder upon proper exercise of a Warrant, the shares of Common Stock registered in this registration statement of which this prospectus forms a part will be freely tradeable in the hands of persons other than our affiliates.

Copies of this prospectus will be delivered to the record holders of our Warrants promptly following the effective date of the registration statement of which this prospectus forms a part. Any Warrant Holder who desires to purchase shares of Common Stock under this prospectus must properly exercise his or her Warrants on or before August 29, 2011.  Any holder of IPO Units must take all actions necessary to separate the IPO Units before the IPO Warrants can be exercised, including providing instructions to his or her broker to separate the IPO Units.

Resale of Insider Warrants and Common Stock by Selling Security Holders

We are registering 3,076,923 Insider Warrants and 3,076,923 shares of Common Stock that underlie the Insider Warrants.  The Insider Warrants and the shares of Common Stock that underlie the Insider Warrants may be sold from time to time by the selling security holders identified in this prospectus.  We will receive proceeds from the exercise of the Insider Warrants by the holders, but will not receive any of the proceeds from the sale of the Insider Warrants or the shares of Common Stock underlying the Insider Warrants.

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their Insider Warrants and underlying shares of Common Stock being offered under this prospectus on any stock exchange, market or trading facility on which the Warrants or Common Stock are traded, or in private transactions.  These sales may be at fixed or negotiated prices.  The selling security holders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that the registration statement, of which this prospectus is a part, is declared effective by the Commission;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any of these methods of sale; and
•	any other method permitted pursuant to applicable law.

     The Insider Warrants and underlying shares of Common Stock may also be sold under Rule 144 or Regulation S under the Securities Act of 1933, if available, rather than under this prospectus.  The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their Insider Warrants and underlying shares of Common Stock to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Insider Warrants or underlying shares of Common Stock.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Insider Warrants and underlying shares of Common Stock offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Company is required to pay all fees and expenses incident to the registration of the Insider Warrants and underlying shares of Common Stock, including the fees and disbursements of counsel to the selling security holders.  The Company has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The selling security holders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Insider Warrants or underlying shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of Insider Warrants or underlying shares of Common Stock by any selling security holder.  If the Company is notified by any selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Insider Warrants or underlying shares of Common Stock, if required, the Company will file a supplement to the prospectus.  If the selling security holders use the prospectus for any sale of the shares of Insider Warrants or underlying shares of Common Stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The selling security holders and any broker-dealers or agents that are involved in selling the Insider Warrants and underlying shares of Common Stock offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Insider Warrants or underlying shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.  Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the Insider Warrants or underlying shares of Common Stock offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations thereunder, including Regulation M.  These provisions may restrict activities of, and limit the timing of purchases and sales of any of the Insider Warrants and underlying shares of Common Stock by, the selling security holders or any other person.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  All of these limitations may affect the marketability of the Insider Warrants and underlying shares of Common Stock.

If any of the Insider Warrants and underlying shares of Common Stock offered for resale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders.  We offer no assurance as to whether any of the selling security holders will sell all or any portion of the Insider Warrants and underlying shares of Common Stock offered under this prospectus.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 12,092,307 shares of Common Stock are outstanding.  No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of Common Stock and two Warrants.  Each Warrant entitles the holder to purchase one share of Common Stock.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders.  Our board of directors consists of 12 directors serving a term that expires at our 2011 Annual Meeting of Stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Stock

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are currently outstanding, and no shares of preferred stock are being issued or registered in this offering. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. We may issue preferred stock in the future in connection with a business transaction.  In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company.  Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

There are currently 20,276,923 Warrants outstanding.  In our IPO, we issued 8,600,000 Units which Units were comprised of one share of Common Stock and two IPO Warrants, resulting in 17,200,000 IPO Warrants being outstanding.  In addition, prior to our initial public offering, we issued 3,076,923 Insider Warrants to certain of our affiliates in a private placement transaction.  If the holders of the UPO exercise the UPO, there will be up to an additional 900,000 UPO Warrants outstanding.

Each Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $5.00 per share (except that the exercise price of the UPO Warrants is $6.25 per share), subject to adjustment as discussed below.

The Warrants will expire at 5:00 p.m. New York City time on August 29, 2011.

We may call any of the Warrants, including the IPO Warrants, Insider Warrants and UPO Warrants for redemption,

•	in whole and not in part,

•	at a price of $0.01 per Warrant

•	at any time while the warrants are exercisable (which will occur only if a registration statement relating to the Common Stock issuable upon exercise of the Warrants is effective and current),

•	upon not less than 30 days’ prior written notice of redemption to each Warrant holder, and

•
if, and only if, the reported last sale price of the Common Stock equals or exceeds $8.50 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to Warrant holders.

The redemption criteria for our Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

The Company has the right, in its sole discretion, to extend the expiration date of the Warrants and to lower the exercise price of the Warrants.  Any extension of the expiration date or reduction in exercise price must apply equally to all outstanding Warrants.

The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices.

The Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No Warrants will be exercisable unless at the time of exercise a prospectus relating to Common Stock issuable upon exercise of the Warrants is current and the Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so.  The Warrants may be deprived of any value and the market for the Warrants may be limited if the prospectus relating to the Common Stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the prospectus relating to the Common Stock issuable upon the exercise of the Warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside.  In not event is the Company obligated to settle any Warrant, in whole or in part, for cash in the event the Company is unable to deliver registered shares of Common Stock, and if it is unable to do so, the Warrants could expire unexercised. Any holder of IPO Units must take all actions necessary to separate the IPO Units before the IPO Warrants can be exercised, including providing instructions to his or her broker to separate the IPO Units.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder.

Dividends

We have not paid any cash dividends on our Common Stock to date.  The payment of cash dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition.  The payment of dividends is within the discretion of our board of directors.  It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Warrant Agent

Our transfer agent, warrant agent and registrar is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.  Its telephone number is (212) 509-4000.

Registration Rights

The holders of 2,150,000 shares of Common Stock issued to certain of our insiders in a private placement prior to our initial public offering and the holders of 2,964,763 shares of our Common Stock issued to former shareholders of CJ Hughes Construction Company, Inc. as partial consideration for our acquisition of CJ Hughes Construction Company, Inc. are entitled to registration rights. The Company is only required to use its best efforts to cause the registration statement relating to the resale to be declared effective and, once effective, only to use its best efforts to maintain the effectiveness of the registration statement. The holders of Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock. We will bear the expenses incurred in connection with the filing of any such registration statements.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets. However the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•
on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

                This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”):

•	our Annual Reports on Form 10-K for the fiscal period ended September 30, 2010 and 2009;

•	our Quarterly Reports on Form 10-Q for the fiscal periods ended December 31, 2010, June 30, 2010, March 31, 2010, December 31, 2009, June 30, 2009 and March 31, 2009;

•	our Current Reports on Form 8-K dated filed with the Commission on December 11, 2009, August 12, 2010 and December 23, 2010;

•	the description of our common stock contained in our Form 8-A and 8-A/A filed with the Commission on August 25, 2006 and August 29, 2006, respectively;

•	our Definitive Proxy Statement filed with the Commission on July 2, 2010; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the Commission, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

You may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written request directed to Energy Services of America Corporation, 100 Industrial Lane, Huntington, West Virginia 25702, Attention: Edsel R. Burns, President and Chief Executive Officer.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C.

EXPERTS

The consolidated financial statements of Energy Services of America Corporation appearing in our Annual Report on Form 10-K for the year ended September 30, 2010, have been audited by Arnett & Foster, P.L.L.C., independent registered public accounting firm, as set forth in its report which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated herein by reference in reliance upon the reports of Arnett & Foster, P.L.L.C. given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the Common Stock, Warrants and Units offered in this prospectus with the Commission in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document that is filed as an exhibit to the registration statement. Each statement concerning a document that is filed as an exhibit should be read along with the entire document. For further information regarding us and the Common Stock, Warrants and Units offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information on the Public Reference Room.

The Commission also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the Commission. The Commission’s website address is http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee	$1,787
FINRA filing fee	$0
New York Stock Exchange – Amex Equities Fee	$0
Accounting fees and expenses	$1,000
Printing and engraving expenses	$10,000
Legal fees and expenses	$35,000
Transfer agent and registrar fees and expenses	$5,000
Miscellaneous (1)	$5,000
Total	$57,787

(1)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 15.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.  In particular, Paragraph B of Article Seventeenth of our Certificate of Incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)           Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)           Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)           The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)           A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)           For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)           For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)           The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)           The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to our bylaws, we also maintain a directors’ and officers’ insurance policy which insures our directors and officers against liability asserted against such person in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Delaware General Corporation Law.

ITEM 16.                      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)           The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated January 22, 2008, by and between S.T. Pipeline, Inc. and the Registrant (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2008).

2.2
Agreement and Plan of Merger, dated February 21, 2008, by and between C.J. Hughes Construction Company, Inc. and the Registrant (incorporated by reference to Exhibit 2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2008).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on August 11, 2006).
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 7, 2006).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on August 11, 2006).
4.4	Form of Unit Purchase Option (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on August 11, 2006)
4.5
Form of Warrant Agreement by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on July 19, 2006)

5.1	Opinion of Luse Gorman Pomerenk & Schick, P.C.*
10.1
Letter Agreements among the Registrant, Ferris, Baker Watts, Incorporated, and Officers and Directors (incorporated by reference to Exhibit 10.1 to the Registration Statements on Form S-1/A filed with the Securities and Exchange Commission on June 19, 2006 and July 19, 2006).

10.2
Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 7, 2006).

10.3
Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 7, 2006).

10.4
Letter Agreement, dated May 12, 2006, between Chapman Printing Co. and the Registrant regarding administrative support (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on May 16, 2006).

10.5
Form of Advance Agreement between the Registrant and Marshall T. Reynolds (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 7, 2006).

10.6
Form of Amended Registration Rights Agreement among the Registrant and the Initial Stockholders (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on June 19, 2006).

10.7
Form of Warrant Placement Agreement by and among Marshall T. Reynolds, Edsel Burns, Douglas Reynolds, Jack Reynolds, Neal Scaggs, Joseph Williams and the Registrant (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on August 11, 2006).

10.8
Employment Agreement between James E. Shafer and the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2008).

10.9.1
Energy Services of America Corporation Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant’s Schedule 14A filed with the Securities and Exchange Commission on July 2, 2010).

10.9.2
Energy Services of America Corporation Long Term Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Schedule 14A filed with the Securities and Exchange Commission on October 16, 2008).

10.10
Change in Control Agreement by and between Larry A. Blount and the Registrant (incorporated by reference to exhibit 10.10 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 21, 2010).

10.11	Management Incentive Plan (incorporated by reference to exhibit 10.11 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 21, 2010).
23.1	Consent of Arnett & Foster, P.L.L.C.*
23.2	Consent of Luse Gorman Pomerenk & Schick, P.C. (included in Exhibit 5.1).*
24	Power of Attorney (incorporated by reference to exhibit 24 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 17, 2011).

*           Filed herewith.

Item 17.                                Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington, State of West Virginia, on this 24 day of March, 2011.

ENERGY SERVICES OF AMERICA CORPORATION

By:          /s/ Edsel R. Burns
Edsel R. Burns
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Luse Gorman Pomerenk & Schick, P.C.
23.1	Consent of Arnett & Foster, P.L.L.C.
23.2	Consent of Luse Gorman Pomerenk & Schick, P.C. (included in Exhibit 5.1).